Exhibit 99.1

Press Release

Contact: Diana Don 212.580.0161

Diana.Don@capitalone.com

FOR IMMEDIATE RELEASE: February 27, 2009

Capital One Completes Acquisition of Chevy Chase Bank

McLean, Va. (February 27, 2009) – Capital One Financial Corporation (NYSE: COF) today announced that it has completed its acquisition of Chevy Chase Bank. With the closing of the transaction and the addition of Chevy Chase Bank’s $13 billion in deposits, Capital One is now the largest consumer and commercial banking institution headquartered in the Washington, DC region.

Headquartered in Bethesda, Maryland, Chevy Chase Bank has the largest branch network in the Washington, DC metropolitan area, providing a broad range of deposit and lending services for consumer, commercial, and small business customers. The bank also maintains the largest ATM network in the area.

“With the addition of Chevy Chase Bank to our company, we are combining the strength of national scale lending with customer-focused excellence in local scale banking,” said Richard D. Fairbank, Chairman and Chief Executive Officer of Capital One. “Chevy Chase Bank is a local banking icon with a strong deposit base in one of the most attractive local markets in the United States. It provides us with greater scope and scale across the Mid-Atlantic region. I am pleased to welcome Chevy Chase Bank’s experienced management team and talented associates to Capital One.”

“The Chevy Chase Bank team has a proven ability to compete and win in the Washington, DC banking market, and they have a great track record of serving their customers and communities,” said Lynn Pike, president of Capital One Bank. “Our overarching goal will be to maintain the great customer relationships that Chevy Chase Bank has built over the last 40 years. Customers across the Washington, D.C. area will continue to experience the best that banking has to offer – personal service, convenience, great products – and a company that is committed to its employees and to our shared local community. We want to make what is already a great local bank even better.”

“With Capital One, we are joining forces with a great national brand and a strong financial institution that respects and shares the long tradition of customer and community service that is the hallmark of Chevy Chase Bank,” said B. Francis Saul II, founder of Chevy Chase Bank. “The combined strengths of our two companies will greatly benefit our customers, communities and talented banking associates across the Washington, D.C. metropolitan area.”

Capital One Financial Corporation is a financial holding company whose subsidiaries collectively had $109 billion in deposits and $147 billion in managed loans outstanding as of December 31, 2008. Capital One Bank is a diversified bank which, prior to the acquisition of Chevy Chase Bank, maintained approximately 740 locations primarily in New York, New Jersey, Louisiana, and Texas offering a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Chevy Chase Bank is the largest locally-based banking company in the Washington metropolitan area. Chevy Chase Bank was founded in 1969 by B. Francis Saul II and has deep connections with the Washington, D.C. community.

Capital One and Chevy Chase Bank announced the transaction in December 2008.

Customers to Experience Minimal Disruption and Greater Future Offerings

The transaction is expected to have minimal impact on customers. Chevy Chase Bank will continue to offer its broad spectrum of products and services to both consumer and commercial customers, and Chevy Chase Bank customers can continue to bank as usual through the bank’s extensive branch and ATM network, by phone, or using Chevy Chase Bank’s online banking service, which can be accessed through www.chevychasebank.com.

“Capital One and Chevy Chase Bank share a customer-centric philosophy and a common dedication to personalized service,” Pike said. “While the Chevy Chase Bank name will eventually change to Capital One Bank, continuity of service will be key and our shared values will continue to drive the bank.”

Continued Community Engagement

“The Washington metropolitan region has been Capital One’s home base for more than a decade,” said Pike. “Like Chevy Chase Bank, Capital One has always maintained a strong commitment to the development of the communities where we live and work, and we look forward to our local leaders driving this vision and tradition of community engagement.”

Redemption of Chevy Chase Bank and Chevy Chase Preferred Capital Corporation Issuances

Additionally, Chevy Chase Bank announced today that the redemption date for its 8 percent Noncumulative Perpetual Preferred Stock, Series C (CCX-PrC), the 6-7/8 percent Debentures due 2013 issued by Chevy Chase Bank pursuant to an Indenture, dated December 2, 2003, by and between Chevy Chase Bank and Wells Fargo Bank Minnesota, N.A., and the 10-3/8 percent Noncumulative Exchangeable Preferred Stock, Series A (CCP-PrA), issued by Chevy Chase Bank’s REIT subsidiary, Chevy Chase Preferred Capital Corporation, will be March 30, 2009. The redemption price for the Series C Preferred Stock will be $25.00 per share, plus the quarterly accrued and unpaid dividend (whether or not declared) to March 30, 2009, the redemption price for the Debentures will be 103.4375 percent of the aggregate principal amount of the outstanding debentures, plus accrued and unpaid interest to, but not including, March 30, 2009 and the redemption price for the Series A Preferred Stock will be 103.112 percent of the $50 liquidation preference, plus the quarterly accrued and unpaid dividend (whether or not declared) to March 30, 2009. Notices of redemption including instructions for the surrender of the securities will be mailed to holders on February 27, 2009. For additional information on redemption of the debentures, holders should contact the Trustee, Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, 6th Street & Marquette Avenue, Minneapolis, MN 55479, Telephone: 800-344-5128. For additional information on redemption of either series of preferred stock, stockholders should contact the paying agent, Wells Fargo Shareowner Services, Corporate Actions Department, P.O. Box 64858, St. Paul, MN 55164-0858, Telephone: 877-262-8260.

Forward looking statements

The company cautions that its current expectations in this release and the company’s plans, objectives, expectations, and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income and confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, legislative, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2008.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $109 billion in deposits and $147 billion in managed loans outstanding as of December 31, 2008. Headquartered in McLean, VA, Capital One has approximately 740 locations primarily in New York, New Jersey, Texas, and Louisiana. Its principal subsidiaries, Capital One, N.A. and Capital One Bank (USA), N. A., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

About Chevy Chase Bank

Chevy Chase Bank is the greater Washington region’s largest locally-owned banking institution providing a complete array of financial products and services to consumers and businesses in Maryland, Virginia, and the District of Columbia. The Bank, which is headquartered in Bethesda, Maryland, has approximately 250 branches and over 1,000 ATMs, more than anyone else in the greater Washington market. Chevy Chase Bank currently has over $16 billion in assets and services over 1 million customers. For more information about Chevy Chase Bank, please visit chevychasebank.com.

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